Exhibit 21.1

List of Subsidiaries
  Essex Portfolio, L.P., a California limited partnership
  Essex Management Corporation, a California corporation
  Essex-Palisades Facilitator, a California limited partnership
  Essex Sunpointe Limited, a California limited partnership
  Essex Washington Interest Partners, a California general partnership
  Essex San Ramon Partners L.P., a California limited partnership
  Essex Bristol Partners, L.P., a California limited partnership
  Essex Fidelity I Corporation, a California corporation
  Essex Camarillo Corporation, a California corporation
  Essex Camarillo L.P., a California limited partnership
  Essex Meadowood Corporation, a California corporation
  Essex Meadowood, L.P., a California limited partnership
  Essex Bunker Hill Corporation, a California corporation
  Essex Bunker Hill, L.P., a California limited partnership
  Essex Treetops Corporation, a California corporation
  Essex Treetops, L.P., a California limited partnership
  Essex Bluffs, L.P., a California limited partnership
  Essex Huntington Breakers, L.P., a California limited partnership
  Essex Stonehedge Village, L.P., a California limited partnership
  Essex Bridle Trails, L.P., a California limited partnership
  Essex Spring Lake, L.P., a California limited partnership
  Essex Maple Leaf, L.P., a California limited partnership
  Fountain Court Apartment Associates, L.P., a Washington limited partnership
  Essex Fountain Court, LLC, a Washington limited liability company
  Essex Inglenook Court, LLC, a Delaware limited liability company
  Essex Wandering Creek, LLC, a Delaware limited liability company
  Essex Fairways, LLC, A California limited liability company
  Essex Columbus, LLC, a Delaware limited liability company
  Essex Lorraine, LLC, a Delaware limited liability company
  Essex Glenbrook, LLC, a Delaware limited liability company
  Essex Euclid, LLC, a Delaware limited liability company
  Essex Lorraine, Inc., a California corporation
  Essex Columbus, Inc., a California corporation
  Richmond Essex L.P., a California limited partnership
  Essex Chesapeake L.P., a California limited partnership
  Essex Los Angeles L.P., a California limited partnership
  Essex Woodland Apartments L.P., a California limited partnership
  Essex The Crest L.P., a California limited partnership
  Richmond Essex, Inc., a California corporation
  Essex VFGP L.P., a California limited partnership
  Essex VFGP Corporation, a Delaware corporation
  Essex Anaheim, LLC, a Delaware limited liability company
  Jackson School Village, L.P. a California limited partnership
  Mount Sutro Terrace Associates, L.P., a California limited partnership
  Essex El Encanto Apartments, L.P., a California limited partnership
  Essex Hunt Club Apartment, L.P., a California limited partnership
  Essex Rosebeach Apartments, L.P., a California limited partnership
  Essex Andover Park Apartments, L.P., a California limited partnership
  Essex Marbrisas Apartments, L.P., a California limited partnership
  Essex Carlyle, L.P., a California limited partnership
  Essex Kelvin Apartments, L.P., a California limited partnership
  Essex Rivermark Apartments, L.P., a California limited partnership
  Essex Arboretum Apartments, L.P., a California limited partnership
  Essex Ocean Villa Apartments, L.P., a California limited partnership
  Essex Carlsbad Apartments, L.P., a California limited partnership
  Essex Apartment Value Fund L.P., a Delaware limited partnership
  Essex Internet Realty Partners, G.P. a California general partnership
  ESG Property I LLC, a Delaware limited liability company
  Lineberry Sammamish, LLC, a Washington limited liability company
  Essex Carlyle, LLC, a Delaware limited liability company
  Essex Wimbledon Woods Apartments, LLC, a Delaware limited liability company
  Essex Cochran, L.P., a California limited partnership
  Essex Cochran, LLC, a Delaware limited liability company
  Essex Kings Road, L.P., a California limited partnership
  Essex Kings Road, LLC, a Delaware limited liability company
  Essex Le Parc, L.P., a California limited partnership
  Essex Le Parc, LLC, a Delaware limited liability company
  Essex Monterey Villas, L.P., a California limited partnership
  Essex Monterey Villas, LLC, a Delaware limited liability company
  Jaysac, Ltd., a Texas limited partnership
  JMS Acquisition, LLC, a Delaware limited liability company
  Jaysac GP Corporation, a Delaware corporation
  Western Blossom Hill Investors, a California limited partnership
  Western Los Gatos I Investors, a California limited partnership
  Western Highridge Investors, a California limited partnership
  Western San Jose III Investors, a California limited partnership
  Western Riviera Investors, a California limited partnership
  Western Palo Alto II Investors, a California limited partnership
  Irvington Square Associates, a California limited partnership
  Western Seven Trees Investors, a California limited partnership
  Western Las Hadas Investors, a California limited partnership
  San Pablo Medical Investors, LTD, a California limited partnership
  Gilroy Associates, a California limited partnership
  The Oakbrook Company, a Ohio limited partnership
  Pine Grove Apartment Fund, LTD, a California limited partnership
  Valley Park Apartments, LTD, a California limited partnership
  Fairhaven Apartment Fund, LTD, a California limited partnership
  K-H Properties, a California limited partnership
  Villa Angelina Apartment Fund, LTD, a California limited partnership